Exhibit 23.5

SRK Consulting (U.S.), Inc.

5250 Neil Road, Suite 300

Reno, NV 89502

CONSENT OF THIRD-PARTY QUALIFIED PERSON

SRK Consulting (U.S.), Inc. (“SRK”), in connection with the filing of Hycroft Mining Holding Corporation’s registration statement on Form S-3, and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statement), consent to:

•	the filing and use of the technical report summary titled “Hycroft Project, Technical Report Summary, Heap Leaching Feasibility Study, Winnemucca, Nevada, USA” (the “Technical Report”), with an effective date of July 31, 2019, as an exhibit to and referenced in the Registration Statement;

•	the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and any such Technical Report; and

•	the information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Registration Statement.

SRK is responsible for authoring, and this consent pertains to, the following Sections of the Technical Report:

•	Section 1.5, 1.6, 1.7, 1.8, 1.9, 1.10 and 1.12: Executive Summary

•	Section 6: Geology

•	Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, and 7.7: Exploration

•	Section 7.9: Hydrogeology

•	Section 8: Sample Preparation, Analyses and Security

•	Section 9: Data Verification

•	Section 11: Mineral Resource Estimates

•	Section 13.6: Mine Dewatering

•	Section 18.3.1, Initial Mine Capital Costs, as related to mine dewatering

•	Section 22.1: Interpretation and Conclusions

•	Section 23.1: Recommendations

June 18, 2021

/s/ SRK Consulting (U.S.), Inc.
Signature of Authorized Person for SRK Consulting (U.S.), Inc.,
a Qualified Third-Party Firm

SRK Consulting (U.S.), Inc.
Print name of Authorized Person